Exhibit 23(a)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-100068 of Allstate Life Insurance Company (the "Company"), on Form S-3 of our report dated March 9, 2007, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), relating to the consolidated financial statements and financial statement schedules of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006, to its use in the Statements of Additional Information (which are incorporated by reference in the Prospectuses of the Company), which are part of Registration Statements No. 333-114560, 333-114561, 333-114562, and 333-102934 of Allstate Financial Advisors Separate Account I (the "Account"), to the use of our report dated March 14, 2007 on the financial statements of the sub-accounts of the Account also appearing in the Statements of Additional Information, and to the reference to us under the heading "Experts" in Exhibit 99 of Part II of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 16, 2007